Exhibit 99.1
BROADPOINT.GLEACHER ANNOUNCES RECORD QUARTERLY NET REVENUES
OF $92.7 MILLION AND PRE-TAX PROFIT OF $19.0 MILLION
DILUTED EARNINGS PER SHARE OF $0.18
GROWTH LED BY STENGTH IN FIXED INCOME AND INVESTMENT BANKING
NEW YORK, N.Y., July 22, 2009 – Broadpoint Gleacher Securities Group, Inc. (NASDAQ: BPSG) reported today financial results for the second quarter ended June 30, 2009, with a pre-tax profit of $19.0 million and net revenues of $92.7 million.
Broadpoint will hold a conference call this morning, July 22, 2009 at 10 A.M. (EDT) (see Conference Call Information below) to discuss these results.
Highlights of the second quarter include:
•	Net revenues of $92.7 million for the second quarter of 2009, compared to $34.1 million for the second quarter of 2008. Revenue growth in the second quarter of 2009 was primarily driven by Fixed Income and Investment Banking.

•	Profit before income taxes for the second quarter of 2009 was $19.0 million, compared to a loss of $0.3 million in the second quarter of 2008.

•	Net profit was $16.1 million in the second quarter of 2009, compared to a net loss of $1.1 million in the second quarter of 2008. Net profit in the 2009 period includes a $6.0 million non-cash income tax benefit related to the acquisition of Gleacher Partners (see Income Tax Note below).

•	Revenue per employee for the second quarter was $1.36 million on an annualized basis.

•	On June 5, Broadpoint closed the acquisition of Gleacher Partners Inc., an internationally recognized financial advisory boutique best known for advising major companies on mergers and acquisitions.
Lee Fensterstock, CEO said, “I am obviously pleased with the results for the quarter. I am encouraged that our growth has come from areas relatively new to Broadpoint Gleacher including restructuring, liability management, our rates group, and structured mortgage products.”
Eric Gleacher, Chairman, said, “I could not be happier with the integration of our two firms so far. We have already begun the process of offering our respective clients a broader array of advisory and corporate finance services.”

“We have added over 60 professionals so far in 2009 and are beginning to see the benefit of their increased productivity,” said Peter McNierney, President and COO.
Highlights by business segment for the second quarter ended June 30, 2009 and June 30, 2008:
(In thousands of dollars)

	Three Months Ended
Net Revenues by Business Segment (including	June 30,	June 30,
net interest income)	2009	2008

Broadpoint Descap	$38,319	$10,621
Debt Capital Markets	36,054	13,920
Equity Capital Markets	5,758	2,094
Investment Banking	9,659	6,635
Other	2,955	810

Net revenues (including net interest income)	$92,745	$34,080

Pre-tax profit (loss)*	$19,015	$(253)

*Includes stock-based compensation	$2,102	$1,688

Overview of Financial Results for the Quarters Ended June 30, 2009 and June 30, 2008
(In thousands of dollars except for per share amounts)
(Unaudited Condensed Consolidated Statements of Operations)

	Three Months Ended
	June 30,
	2009	2008

Revenues:
Principal transactions	$65,264	$20,867
Commissions	4,693	971
Investment banking	13,036	9,284
Investment gains	991	162
Interest income	11,504	3,176
Fees and other	1,679	629

Total revenues	97,167	35,089
Interest expense	4,422	1,009

Net revenues	92,745	34,080

Expenses (excluding interest):
Compensation and benefits*	63,537	26,126
Clearing, settlement and brokerage	1,169	667
Communications and data processing	2,653	2,239
Occupancy and depreciation	1,939	1,549
Selling	1,510	1,016
Restructuring	—	869
Other	2,922	1,867

Total expenses (excluding interest)	73,730	34,333

Profit (loss) before income taxes	19,015	(253)

Income tax expense	2,880	763

Profit (loss) from continuing operations	16,135	(1,016)
Loss from discontinued operations, net of taxes	(14)	(79)

Net profit (loss)	$16,121	$(1,095)

Per share data:
Basic Earnings:
Continuing operations	$0.19	$(0.02)
Discontinued operations	—	—

Net profit (loss)	$0.19	$(0.02)

Diluted earnings:
Continuing operations	$0.18	$(0.02)
Discontinued operations	—	—

Net profit (loss)	$0.18	$(0.02)

Weighted average common and common equivalent shares outstanding:
Basic	83,326	70,888
Diluted	90,221	70,888

*Compensation and benefits detail:
Salary, bonus and benefits	$56,282	$22,845
Earnout associated with BNY transaction	5,153	1,593
Employee stock-based compensation	2,102	1,688

Total	$63,537	$26,126

Discussion of operating results for the second quarter of 2009 compared to the second quarter of 2008
Net revenues for the second quarter of 2009 were $92.7 million, an increase of $58.7 million or 172 percent from $34.1 million in the second quarter of 2008. Pre-tax profit from continuing operations in the second quarter was $19.0 million compared to a loss of $0.3 million in the prior year quarter.
Revenues from principal transactions and commissions were $70.0 million in the second quarter of 2009, an increase of $48.1 million, or 220 percent compared to the second quarter of 2008, due to increased revenues in the Broadpoint Descap division of $23.3 million, the Debt Capital Markets division of $22.2 million and the Equities division of $2.9 million. Investment Banking revenues increased $3.8 million over the second quarter of 2008 to $13.0 million, primarily due to an increase in advisory fees. Investment gains of $1.0 million increased $0.8 million over the second quarter of 2008 due to an increase in the value of our investment in our FATV fund. Net interest income increased by $4.9 million over the second quarter of 2008 to $7.1 million in the second quarter of 2009, primarily due to coupon interest generated on higher inventory levels at Broadpoint Descap and lower financing costs. Fees and other revenues of $1.7 million increased by $1.1 million over the second quarter of 2008, primarily due to an increase in payments received for equity research.
Non-interest expenses for the second quarter of 2009 of $73.7 million increased $39.4 million, or 115 percent, compared to $34.3 million in the second quarter of 2008. In the second quarter of 2009, compensation and benefits expense was $63.5 million, an increase of 143 percent over the prior year quarter, primarily due to an increase in net revenues of 172 percent. Clearing, settlement and brokerage costs were $1.2 million, an increase of 75 percent compared to the prior year quarter due to increased activity in the Debt Capital Markets and Broadpoint Descap divisions. Communications and data processing expense of $2.7 million increased by $0.4 million over second quarter 2008 due to an increase in activity and headcount in the Broadpoint Descap and Debt Capital Markets divisions. Occupancy and depreciation expense increased $0.4 million, or 25 percent, over the second quarter of 2008 to $1.9 million due to new office space. Selling expense increased $0.5 million, or 49 percent, over the second quarter of 2008 to $1.5 million due to an increase in sales activity. The Company’s restructuring was completed at the end of the third quarter of 2008 and as a result no restructuring charges were incurred in the second quarter of 2009 compared to the $0.9 million in restructuring charges incurred in the second quarter of 2008. Other expenses increased $1.1 million, or 57%, over the second quarter of 2008 to $2.9 million in the second quarter of 2009 due to costs associated with the Gleacher acquisition and the amortization of intangibles related to the Amtech and Gleacher acquisitions.

Overview of Financial Results for the Six Months Ended June 30, 2009 and June 30, 2008
(In thousands of dollars except for per share amounts)
(Unaudited Condensed Consolidated Statements of Operations)

	Six Months Ended
	June 30,
	2009	2008

Revenues:
Principal transactions	$117,305	$34,805
Commissions	9,595	1,251
Investment banking	18,226	9,954
Investment gains	982	237
Interest income	22,152	7,851
Fees and other	3,169	1,153

Total revenues	171,429	55,251
Interest expense	8,124	3,828

Net revenues	163,305	51,423

Expenses (excluding interest):
Compensation and benefits*	115,944	43,279
Clearing, settlement and brokerage	1,981	1,054
Communications and data processing	4,940	3,899
Occupancy and depreciation	3,727	3,106
Selling	2,794	2,087
Restructuring	—	2,063
Other	5,568	4,663

Total expenses (excluding interest)	134,954	60,151

Profit (loss) before income taxes	28,351	(8,728)

Income tax expense	7,237	1,536

Profit (loss) from continuing operations	21,114	(10,264)
Profit (loss) from discontinued operations, net of taxes	28	(74)

Net profit (loss)	$21,142	$(10,338)

Per share data:
Basic Earnings:
Continuing operations	$0.27	$(0.16)
Discontinued operations	—	—

Net profit (loss)	$0.27	$(0.16)

Diluted earnings:
Continuing operations	$0.25	$(0.16)
Discontinued operations	—	—

Net profit (loss)	$0.25	$(0.16)

Weighted average common and common equivalent shares outstanding:
Basic	79,158	65,973
Diluted	85,105	65,973

*Compensation and benefits detail:
Salary, bonus and benefits	$101,247	$38,017
Earnout associated with BNY transaction	9,875	2,069
Employee stock-based compensation	4,822	3,193

Total	$115,944	$43,279

Discussion of operating results for the first six months of 2009 compared to the first six months of 2008
Net revenues for the first six months of 2009 were $163.3 million, an increase of $111.9 million or 218 percent from $51.4 million in the first six months of 2008. Pre-tax profit from continuing operations in the first six months of 2009 was $28.4 million compared to a loss of $8.7 million in the first six months of 2008.
Revenues from principal transactions and commissions in the first six months of 2009 increased $90.8 million, or 252 percent, to $126.9 million compared to the first six months of 2008 due to increased revenues in the Broadpoint Descap division of $35.6 million, the Debt Capital Markets division, which commenced operations in March 2008, of $49.4 million, and the Equities division of $6.2 million. Investment Banking revenues increased $8.3 million over the prior year period to $18.2 million due to an increase in advisory fees. Investment gains of $1.0 million increased $0.7 million over the prior year period due to an increase in the value of our investment in our FATV fund. Net interest income increased by $10.0 million over the prior year period to $14.0 million, primarily due to coupon interest generated on higher inventory levels at Broadpoint Descap and lower financing costs. Fees and other revenues of $3.2 million increased by $2.0 million over the prior year period, primarily due to an increase in payments received for equity research.
Non-interest expenses for the first six months of 2009 of $135.0 million increased $74.8 million, or 124 percent, compared to $60.2 million in the first six months of 2008. In the first six months of 2009 compensation and benefits expense was $115.9 million, an increase of 168 percent over the prior year period due to an increase in net revenues of 218 percent. Clearing, settlement and brokerage costs were $2.0 million, an increase of 88 percent compared to the prior year period due to the addition of the Debt Capital Markets division and increased volumes at the Broadpoint Descap division. Communications and data processing expense of $4.9 million increased by $1.0 million over the prior year period due to the addition of the Debt Capital Markets division and an increase in activity and headcount in the Broadpoint Descap division. Occupancy and depreciation expense increased $0.6 million, or 20 percent, over the prior year period to $3.7 million due to new office space. Selling expense increased $0.7 million, or 34 percent, over the prior year period to $2.8 million, primarily due to an increase in sales activity. The Company’s restructuring was completed at the end of the third quarter of 2008 and as a result no restructuring charges were incurred during the first six months of 2009 compared to the $2.1 million in restructuring charges incurred in the first six months of 2008. Other expenses increased $0.9 million, or 19%, over the prior year period to $5.6 million due to costs associated with the Gleacher acquisition and the amortization of intangibles related to the Amtech and Gleacher acquisitions.

Condensed Consolidated Statements of Financial Condition
(In thousands of dollars except for per share and share amounts)
(Unaudited Consolidated Statements of Financial Condition)

	June 30,	December, 31
As of	2009	2008

Assets
Cash and cash equivalents	$20,191	$7,377
Cash segregated for regulatory purposes	100	470
Receivables from:
Brokers, dealers and clearing agencies	13,971	3,465
Others	9,018	4,722
Securities owned, at fair value	670,284	618,822
Investments, at fair value	16,687	15,398
Office equipment and leasehold improvements, net	1,916	1,691
Goodwill	104,996	23,283
Intangible assets	22,404	8,239
Other assets	11,404	10,804

Total Assets	$870,971	$694,271

Liabilities
Payables to:
Brokers, dealers and clearing agencies	$551,941	$511,827
Others	16,961	2,788
Securities sold, but not yet purchased, at fair value	16,893	15,228
Accounts payable	2,216	2,172
Accrued compensation	50,011	31,939
Accrued Expenses	6,017	6,178
Income taxes payable	9,261	—
Mandatory redeemable preferred stock	24,303	24,187

Total Liabilities	677,603	594,319

Commitments and Contingencies
Subordinated debt	1,197	1,662

Stockholders’ Equity
Preferred stock; $1.00 par value; authorized 1,500,000 shares; issued 1,000,000 (Mandatory Redeemable)
Common stock; $.01 par value; authorized 200,000,000 and 100,000,000 shares, respectively; issued 103,957,958 and 81,556,246 shares, respectively; and outstanding 103,275,164 and 79,829,492 shares, respectively	1,040	815
Additional paid-in capital	308,162	236,824
Deferred Compensation	534	954
Accumulated deficit	(116,920)	(138,062)
Treasury stock, at cost (682,794 shares and 1,726,754 shares, respectively)	(645)	(2,241)

Total Stockholders’ Equity	192,171	98,290

Total Liabilities and Stockholders’ Equity	$870,971	$694,271

Conference Call Information
The Company will hold a conference call today, July 22, 2009 at 10:00 A.M. (EDT). This call will be webcast and can be accessed on the Investor Relations portion of the Company’s website at www.bpsg.com, as well as being distributed through Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password protected event management site. To participate on the call, please dial (888) 713-4213 for domestic calls or (617) 213-4865 for international calls, participant passcode 29342886 or request the Broadpoint.Gleacher earnings call. For those who cannot listen to the live broadcast, a recording of the call will be available for seven days following the call by dialing (888) 286-8010 for domestic calls or (617) 801-6888 for international calls, participant passcode 93269917.
Non-GAAP Financial Measures
Annualized revenue per employee data for the second quarter, stated previously in this press release, may be viewed as a non-GAAP financial measure. We calculate this number by dividing our net revenue for the second quarter by the average number of employees during the period and multiplying by four. Our net revenue per average number of employees during the second quarter, calculated using our second quarter net revenue of $92.7 million and an average of 273 employees, was $339,560.
Income Tax Note
The effective tax rate for the second quarter was 15.1%. This rate reflects the discrete benefit of a $6.0 million release of a deferred tax valuation allowance. Under GAAP rules, Broadpoint is required to release a corresponding amount of its Valuation Allowance to offset the Deferred Tax Liabilities recorded as part of Purchase Accounting for the Gleacher acquisition, resulting in a non-cash income tax benefit. These Deferred Tax Liabilities resulted predominantly from the excess of Gleacher’s book basis in its intangible assets recorded as a result of the acquisition (trade name, back log, non-compete agreements, customer relationships) over the tax basis for these intangible assets. Excluding this discrete item the effective tax rate would have been 46.5%.
About Broadpoint.Gleacher
Broadpoint Gleacher Securities Group, Inc. (NASDAQ: BPSG — News) is an independent investment bank that provides corporations and institutional investors with strategic, research-based investment opportunities, capital raising, and financial advisory services, including merger and acquisition, restructuring, recapitalization and strategic alternative analysis services. The Company offers a diverse range of products through the Debt Capital Markets, Investment Banking and Broadpoint DESCAP divisions of Broadpoint Capital, Inc., its new Investment Banking financial advisory subsidiary, Gleacher Partners LLC, its Equity Capital Markets

subsidiary, Broadpoint AmTech and FA Technology Ventures Inc., its venture capital subsidiary. For more information, please visit www.bpsg.com.
Forward Looking Statements
This press release contains “forward-looking statements.” These statements are not historical facts but instead represent the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. The Company’s forward-looking statements are subject to various risks and uncertainties, including the conditions of the securities markets, generally, and acceptance of the Company’s services within those markets and other risks and factors identified from time to time in the Company’s filings with the Securities and Exchange Commission. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in its forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements. The Company does not undertake to update any of its forward-looking statements.
For Additional Information Please Contact:

Investor Contact	Media Contact
Robert Turner	Ray Young
Chief Financial Officer	Halldin Public Relations
Broadpoint Gleacher Securities Group, Inc.	916.781.0659
212.273.7109